UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)                     October 11, 2005
Microfield Group, Inc.
(Exact name of registrant as specified in its charter

Oregon	000-26226	93-0935149

(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

1631 NW Thurman, Suite 200, Portland, OR	97209

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code                                (503) 419-3580

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 1.01 entry into a material definitive agreement.
     On October 11, 2005, Microfield Group, Inc., an Oregon corporation (“Microfield”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with EnergyConnect, Inc., a Nevada corporation (“ECI”), and Microfield’s wholly owned subsidiary, ECI Acquisition Co. (“Merger Sub”). The merger became effective on October 13, 2005. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, ECI will merge with and into the Merger Sub, with the Merger Sub continuing as the surviving corporation and wholly owned subsidiary of Microfield. The name of the surviving entity is EnergyConnect, Inc., an Oregon corporation.
Merger Agreement
     As a result of the merger, Microfield will issue 27,365,306 shares of its common stock and 19,695,432 common stock purchase warrants exercisable at $2.58 per share to ECI Shareholders, in addition to granting options to purchase shares of common stock of Microfield at $0.32 per share to the ECI option holders in connection with the assumption of the ECI Employee Stock Option Plan, in exchange for all the outstanding shares of ECI.
     The securities issued in connection with the merger were not registered and were issued pursuant to the registration exemption provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).
     Additionally, on October 13, 2005, pursuant to the terms of the Merger Agreement, Rodney M. Boucher, currently the Chief Executive Officer and President of ECI, became the Chief Executive Officer and a director of Microfield, Gene Ameduri, currently the Vice President of ECI, became a director of Microfield, and Robert J. Jesenik and Steven M. Wright resigned as directors of Microfield.
     EnergyConnect, Inc. provides products, technologies, and services that enable commercial buildings to participate in new wholesale electric power markets.
     The description of this transaction is qualified in its entirety by reference to the Agreement and Plan of Merger dated October 11, 2005, which is attached hereto as Exhibit 2.1 and is incorporated in this item 1.01 by reference.
ITEM 7.01. regulation fd disclosure.
     On October 12, 2005, Microfield issued a press release announcing entry into the Agreement and Plan of Merger and its resulting acquisition of ECI. A copy of the press release is attached hereto as Exhibit 99.1.
     The press release furnished as an exhibit to this Form 8-K shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended.

ITEM 9.01. financial statements and exhibits.
     (b) Exhibits.

2.1	Agreement and Plan of Merger

99.1	Press Release dated October 12, 2005 announcing entry into Merger Agreement and its resulting acquisition of ECI.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 17, 2005.

Microfield Group, Inc.

/s/ A. Mark Walter

A. Mark Walter, President